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                                                                     Exhibit 5.1

                 [LETTERHEAD OF LATHAM & WATKINS APPEARS HERE]

                               October 17, 1996



Evergreen Media Corporation
433 East Las Colinas Boulevard
Irving, Texas  75039

          Re: Public offering by Evergreen Media Corporation (the "Company") of up to 1,150,000 shares of Class A Common Stock of the Company, par value $0.01 per share, pursuant to a Registration Statement on Form S-3 of the Company filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended.

Ladies and Gentlemen:

          In connection with the registration of up to 1,150,000 shares (the "Shares") of Class A Common Stock of the Company, par value $0.01 per share (the "Class A Common Stock"), under the Securities Act of 1933, as amended (the "Act"), by Evergreen Media Corporation, a Delaware corporation (the "Company"), on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on October 17, 1996 pursuant to Rule 462(b) under the Act, you have requested our opinion with respect to the matters set forth below.
Pursuant to Rule 462(b), such registration statement is deemed to be a part of registration statement (file no. 333-12453) originally filed by the Company with the Commission on September 20, 1996, as amended by Amendment No. 1 thereto filed with the Commission on October 16, 1996 (the two such registration statements being collectively referred to herein as the "Registration Statement").

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of up to 1,150,000 Shares of the Class A Common Stock to be offered by the Company, and for the purposes of this opinion, have assumed such proceedings
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LATHAM & WATKINS

    October 17, 1996
    Page 2

    will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

              In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic documents of all documents submitted to us as copies.

              We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws or as to any matters of municipal law or the laws of any other local agencies within the state.

              Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement will be validly issued, fully paid and nonassessable.

              We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."


                                                Very truly yours,